Exhibit 99.2

NOTICE TO U.S. TAX RESIDENTS:

VESTING OF THIS RESTRICTED STOCK UNIT RIGHTS AWARD WILL BE A TAXABLE EVENT TO THE EXTENT YOU ARE PAID CASH IN LIEU OF RESTRICTED STOCK UNITS UPON ANY ACCELERATED VESTING. IN SUCH EVENT, THE COMPANY MUST WITHHOLD OR COLLECT ALL REQUIRED INCOME, SOCIAL AND OTHER PAYROLL TAX WITHHOLDING FROM YOU.

IN THE EVENT YOU ARE ISSUED SHARES IN LIEU OF RESTRICTED STOCK UNITS UPON ANY ACCELERATED VESTING OF THIS AWARD, SUCH VESTING WILL BE A TAXABLE EVENT AND WILL RESULT IN THE RECOGNITION BY YOU OF ORDINARY INCOME IN AN AMOUNT EQUAL TO THE FAIR MARKET VALUE OF THE SHARES ISSUED. ON SUCH DATE WHEN SUCH ACCELERATED VESTING OCCURS AND AS A CONDITION TO THE SHARES BEING RELEASED TO YOU, THE COMPANY MUST WITHHOLD OR COLLECT ALL REQUIRED INCOME, SOCIAL AND OTHER PAYROLL TAX WITHHOLDING FROM YOU BASED UPON SUCH FAIR MARKET VALUE.

ADC TELECOMMUNICATIONS, INC.

SUPERIOR PERFORMANCE LONG-TERM INCENTIVE PROGRAM

TWO-YEAR PERFORMANCE BASED
RESTRICTED STOCK UNIT RIGHTS AWARD AGREEMENT

TO: RSUR#: EMPLOYEE ID#:

To encourage your continued employment with ADC Telecommunications, Inc. (the “Company”) or its Affiliates and to provide an incentive for superior business performance, you have been granted this restricted stock unit rights award (the “Award”) pursuant to the Company’s 2008 Global Stock Incentive Plan (together with any successor plan, the “Plan”). The Award represents the right to receive restricted stock units subject to the fulfillment of the vesting conditions set forth in this agreement and in Exhibit A to this agreement (collectively, this “Agreement”).

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The terms of the Award are:

1. Grant Date: September 30, 2009 (the “Grant Date”)

2. Target Dollar Amount Subject to this Award:        (the “Target Dollar Amount”).

3. Rights Vesting Schedule: Subject to the other terms and conditions of this Agreement and the Plan, this rights Award will vest, and restricted stock units (which will be subject to further vesting requirements) will be issued to you, in accordance with and to the extent provided in Exhibit A, on January 2, 2012; provided you have been continuously employed since the Grant Date by the Company or its Affiliates. The day on which your Award is scheduled to vest pursuant to this Section 3 is referred to in this Agreement as the “Scheduled Vest Date.”

4. Award of Restricted Stock Units; Cash in Lieu of Units.

(a) Subject to the other terms of the Award, upon the Scheduled Vest Date, you shall receive, in accordance with the terms and provisions of the Plan and this Agreement, the number of restricted stock units (the “Units”) provided in Exhibit A. The Company will award such Units to you as soon as administratively feasible following any vesting of the Award. The Units will be governed by the terms of the Superior Performance Long-Term Incentive Plan One-Year Time Based Restricted Stock Unit Award Agreement in the form attached as Exhibit B to this Agreement, which the Company will enter into with you as of the Scheduled Vest Date. No fractional Units shall be issued under this Agreement. No Units shall be issued upon vesting of the Award unless such issuance complies with all relevant provisions of law. You understand that your participation in the Plan is conditioned on the Company obtaining all necessary orders, decisions, rulings and approvals from the relevant governmental regulatory authorities.

(b) Notwithstanding Section 4(a), the Compensation Committee of the Company’s Board of Directors (the “Committee”) may, in its sole discretion, elect to make a restricted cash award in lieu of awarding Units upon the Scheduled Vest Date. The Company will make such cash award to you as soon as administratively feasible following such vesting of the Award. The cash award will be governed by vesting requirements and other terms of a Superior Performance Long-Term Incentive Plan One-Year Time Based Restricted Cash Award Agreement, in a form to be entered into by the Company with you as of the Scheduled Vest Date. Such agreement shall contain vesting requirements and other terms substantially similar to those in the form of Superior Performance Long-Term Incentive Plan One-Year Time Based Restricted Stock Unit Award Agreement attached as Exhibit B to this Agreement.

(c) Subject to the other terms of the Award, upon the vesting of a dollar amount pursuant to Sections 9(a), (b) and (c) below, you shall receive, in accordance with the terms and provisions of the Plan and this Agreement but in lieu of awarding Units, a number of shares of Common Stock of the Company equal to the whole number of such shares that could be purchased by such dollar amount at the last sale price of the shares of Common Stock of the Company as reported on The NASDAQ Global Select Market (or such other stock market on which such shares are then being traded) on the day the shares are awarded. The Company will issue such shares to you as soon as administratively feasible. No fractional shares shall be issued under this paragraph (c). No shares shall be issued under this paragraph (c) unless such issuance complies with all relevant provisions of law.

(d) Notwithstanding Section 4(c), the Committee may, in its sole discretion, elect to pay cash in lieu of issuing shares upon the vesting of a dollar amount pursuant to Sections 9(a), (b) and (c) below. The Company will pay such cash to you as soon as administratively feasible following such vesting of a dollar amount.

5. Termination of Employment.

(a) For all purposes of this Agreement, the term “Employment Termination Date” shall mean the earlier of:

(i)	the date, as determined by the Company, that you are no longer actively employed by the Company or an Affiliate of the Company, and in the case of an involuntarily termination, such date shall not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); or

(ii)	the date, as determined by the Company, that your employer is no longer an Affiliate of the Company.

(b) Except as provided in Sections 9(a), (b) and (c) below, if your Employment Termination Date occurs before the Scheduled Vest Date, the entire Award as of your Employment Termination Date shall be forfeited and immediately cancelled.

(c) The Committee shall have the exclusive discretion to determine the Employment Termination Date.

6.	Workforce Protection. You understand that the Company has an important business interest in preserving and retaining its relationships with its employees and its Affiliates’ employees (collectively, the “Covered Employees”). In consideration of your employment with the Company as well as the entry by the Company into this Agreement, during the term of your employment and for one year thereafter, you promise that you will not directly or indirectly or in cooperation with others:

(a)	Seek, encourage, solicit, or attempt to solicit any Covered Employee to leave his or her employment for any reason or in any way interfere with his or her employment relationship;

(b)	Induce or attempt to induce any Covered Employee to accept employment with, work for, render services or provide advice to or supply confidential business information or trade secrets of the Company or its Affiliates to any other person or entity; or

(c)	Employ, or otherwise pay for services rendered by, any Covered Employee in any other business enterprise.

As part of your obligations to the Company and without limiting the foregoing, you specifically agree that for the one year period after your employment with the Company terminates, you will not interview, recommend for hire, identify or provide any input to any third party in which you have an interest as an employee, officer, consultant, director or owner about a Covered Employee where the purpose or outcome of such action by you is to recruit, provide a reference or otherwise assist a Covered Employee to leave his or her employment and join the third party in which you have an interest as described herein. You also acknowledge that your promises as contained herein are not excused in circumstances where the Covered Employee initiates a discussion of this nature with you. In that event, you agree to advise the Covered Employee of your obligations hereunder. You further agree that during the one year period after you leave the Company, you will inform any new employer you may have of your obligations under this Agreement.

7. Tax Withholding.

(a) Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Company and/or your Employer: (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or issuance of shares, the subsequent sale of shares acquired pursuant to such vesting and the receipt of any dividends or dividend equivalents (if any); and (2) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items. As a condition and term of this Award, no election under Section 83(b) of the United States Internal Revenue Code may be made by you with respect to this Award.

(b) Prior to any taxable event arising as a result of the Award, you must make such arrangements as the Company or its Affiliates may permit or require for the satisfaction of tax withholding obligations (including U.S. federal, state and local taxes and any non-U.S. taxes or social contributions) that the Company determines are or may be required in connection with such event (the “Tax Withholding Obligation”). In connection with fulfilling your Tax Withholding Obligation, you must provide to the Company your residence address and notify the Company of any changes to the same before any taxable event arises as a result of the Award (the “Tax Withholding Information”). In the event you fail to timely and accurately meet your obligations regarding the provision and maintenance of Tax Withholding Information, then the Company may, in its sole discretion, cancel your right to receive any of the Units that are subject to this Award (or cash or shares in lieu of such Units). The Tax Withholding Information should be sent to ADC’s Global Rewards – Stock Group address listed on the last page of this Agreement. If permitted by the Company, you may satisfy your Tax Withholding Obligation in one of the following two ways:

i.	Direct Payment: you may elect to satisfy your Tax Withholding Obligation by delivering to the Company, no later than three (3) U.S. business days after any vesting (whether in whole or in part) of the Award, a wire transfer or certified or cashier’s check payable to the Company in U.S. dollars equal to the amount of the Tax Withholding Obligation, as determined by the Company. This is referred to as a “Cash Payment Election”; or

ii.	Share Withholding: you may elect to have the Company retain from the shares issuable upon any vesting described in Section 4(c) that number of shares having a Fair Market Value upon such vesting that is sufficient to satisfy your Tax Withholding Obligation. This is referred to as a “Share Withhold Election.”

The Company reserves the right to specify from time-to-time which of the foregoing two elections will be available and to specify the time and manner for making an election. If no election is made by you or if you make a Cash Payment Election and fail to deliver the required funds to the Company on a timely basis, then the Company may, in its sole discretion, require a Share Withhold Election. Your acceptance of this Award constitutes your consent and authorization for the Company to take such action as may be necessary to effectuate either such election.

(c) The Company may refuse to issue any shares to you until you satisfy any Tax Withholding Obligation.

(d) If your Tax Withholding Obligation is not satisfied by the means described above, you authorize your Employer to withhold all such obligations from your wages or other cash compensation paid to you by your Employer.

8. Transfer of Award. Your rights under the Award may only be transferred in accordance with the terms of the Plan.

9. Acceleration of Scheduled Vest Date.

(a) In the event of a “Change in Control” of the Company both prior to Scheduled Vest Date and while you remain employed by the Company or any of its Affiliates, then the prorated portion of this Award that will vest on the effective date of such Change in Control, if any, will be calculated based on the following formula: (1) a fraction the numerator of which is the number of calendar days you were actively employed following the Grant Date and through the effective date of such Change in Control and the denominator of which is 1,189 multiplied by (2) such dollar amount, if any, as the Committee shall determine, in its sole discretion. For example, if you were actively employed for 200 days during the vesting period, and if the Committee determines that this Award had a dollar amount of $100, then you would become vested in $16.82 (i.e., (200/1,189) x 100 = 16.82). On the effective date of the Change in Control, the portion of your Award that does not vest will be forfeited and immediately cancelled. For purposes of this Agreement, the following terms shall have the following meanings:

(1)	“Change in Control” shall mean:

(i)	a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(ii)	the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(iii)	the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(iv)	consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than fifty percent (50%) of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;

(v)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(vi)	the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

(vii)	the definition of “Change in Control” is subject to changes as may be determined by the Committee as necessary to comply with the requirements of Section 409A of the Internal Revenue Code, as added by the American Jobs Creation Act.

(2)	“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on the date of this Agreement as first written above or (ii) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (b), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) If your employment with your Employer is terminated prior to the Scheduled Vest Date because of your death or long-term disability, then on your Employment Termination Date this Award will become immediately vested based on the following formula: (1) a fraction the numerator of which is the number of calendar days you were actively employed following the Grant Date and through the Employment Termination Date and the denominator of which is 1,189 multiplied by (2) the Target Dollar Amount. On your Employment Termination Date, the portion of your Award that does not vest will be forfeited and immediately cancelled. You hereby agree that any determination that your employment has been terminated because of a long-term disability shall be subject to the written acknowledgment and agreement of the Company’s legal department made in its sole discretion.

(c) If your employment with your Employer is terminated prior to the Scheduled Vest Date because of your involuntary termination by the Company other than for Cause, then the prorated portion of this Award that will vest on the Scheduled Vest Date, if any, will be calculated based on the following formula: (1) a fraction the numerator of which is the number of calendar days you were actively employed following the Grant Date and through the Employment Termination Date and the denominator of which is 1,189 multiplied by (2) the applicable dollar amount of the Award, if any, as determined in accordance with Exhibit A. For example, if you were actively employed for 500 days during the vesting period, this Award had a Target Dollar Amount of $100, and the Fiscal Year 2011 Operating Income Percentage (as defined in Exhibit A) was       , then you would become vested in $21.03 (i.e., (500/1,189) x (100/2) = 21.03). For greater clarity, this paragraph (c) shall not apply to any involuntary termination in connection with a Change in Control or by reason of your death or long-term disability, which shall instead be governed by paragraphs (a) and (b) above, respectively. On your Employment Termination Date, the portion of your Award that does not remain eligible for vesting will be forfeited and immediately cancelled. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if a Change in Control occurs after your Employment Termination Date but prior to Scheduled Vest Date, then the prorated portion of this Award that will vest on the effective date of the Change in Control, if any, will be calculated based on the following formula: (i) the fraction specified in clause (1) of this paragraph (c) multiplied by (ii) such dollar amount, if any, as the Committee shall determine, in its sole discretion. On the effective date of a Change in Control that occurs after your Employment Termination Date but prior to Scheduled Vest Date, the portion of your Award that does not vest will be forfeited and immediately cancelled.

(d) For the purposes of this Agreement, “Cause” shall mean (1) your failure to substantially perform those duties reasonably expected of you after notice, and an opportunity to cure, such failure or (2) any of your behavior or conduct that, in the judgment of the chief executive officer or the Board of Directors of the Company, is detrimental to or harms the business or reputation of the Company.

10. Further Acts. You agree to execute and deliver any additional documents and to perform any other acts necessary to give full force and effect to the terms of this Agreement.

11. New, Substituted or Additional Securities. In the event of any stock dividend, stock split or consolidation or any like capital adjustment of any of the outstanding securities of the Company, then upon vesting of the Award, for each Share acquired, you shall receive the total number and kind of securities or other property to which you would have been entitled had you owned the Shares of record as of the date the stock dividend, stock split or consolidation or the like capital adjustment occurred. For the avoidance of doubt, all new, substituted or additional securities or other property to which you become entitled by reason of the immediately preceding sentence shall be subject to forfeiture to the Company with the same force and effect as is the Award.

12. Severability. In the event that any provision of this Agreement is deemed to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect without being impaired or invalidated in any way.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflict of laws principles. By accepting this Award, you agree to submit to the jurisdiction of any state or federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement or the Award, and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. You also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. You hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of the Company or any of its Affiliates with respect thereto. You further agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

14. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares of Common Stock subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of your employment contract, if any; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) the future value of the Shares subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue in the employ of (or any other relationship with) the Company or any of its Affiliates, nor do they limit in any respect the right of the Company or any of its Affiliates to terminate your employment or other relationship with the Company or any of its Affiliates, as the case may be, at any time, (i) no claim or entitlement to compensation or damages arises from termination of the Award which results from the termination of your employment by the Company or your Employer (for any reason and whether or not in breach of contract) or any diminution in value of the Award or Shares issued pursuant to the Award and you irrevocably release the Company and its Affiliates from any such claim that may arise, (j) you consent to the delivery by electronic means of any notices, documents or election forms related to the Award, the Plan or future grants under the Plan, if any, and (k) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive Awards under the Plan, if any, will terminate on the Employment Termination Date.

15. Confidential Information.

(a)	In further consideration of the grant of this Award, you specifically acknowledge and agree that you are bound to protect the Company’s confidential information which includes but is not limited to proprietary information, confidential data and any other representation of Company knowledge, whether verbal, printed, written or electronically recorded or transmitted. This includes confidential information concerning any technologies, concepts, engineering, sales and financial details, customer names and information, pricing, business strategies and other related or similar confidential data. You acknowledge that the obligation to protect the Company’s confidential information continues after you leave the Company, regardless of the reason. You agree to refrain from giving future employers any confidential information belonging to the Company. This obligation to preserve confidential information exists independently of and in addition to any obligation to which you are subject under the terms of the Company’s Invention, Copyright and Trade Secret Agreement, or other similar document.

(b)	You acknowledge that breach of this Section 15 would be highly injurious to the Company, and the Company reserves its rights to pursue all available remedies, including but not limited to equitable and injunctive relief and damages. You specifically agree that the Company shall be entitled to obtain temporary and permanent injunctive relief from a court of law to enforce the provisions of this Section 15, and that such relief may be granted without the necessity of proving actual damages and without necessity of posting any bond. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages or to seek and obtain any other relief available to it. You further acknowledge that this Section 15 shall be enforceable by the Company even if no portion of this Award becomes vested.

16. Data Privacy Consent. You hereby consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and its Affiliates hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company or its Affiliates, and details of all Awards to you under the Plan, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country of residence or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country of residence. You may request a list with the names and addresses of any potential recipients of the Data by contacting ADC’s Global Rewards – Stock Group. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired upon settlement of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing ADC’s Global Rewards – Stock Group. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you may contact ADC’s Global Rewards – Stock Group.

Very truly yours,

ADC TELECOMMUNICATIONS, INC.

ACCEPTANCE

ACCEPTANCE

The undersigned acknowledges that he/she has had an opportunity to review the terms and conditions of this Agreement and the Plan and agrees that the Award shall be subject to all of the terms and conditions of this Agreement (including without limitation the provisions of the attached Exhibits A and B) and the Plan.

Dated:      , 2009

EXHIBIT A

Performance Vesting

This Exhibit A to the Restricted Stock Unit Rights Award Agreement contains the performance requirements for the vesting of the Award. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Award of Restricted Stock Units

Except as otherwise provided in Sections 4(b), (c) and (d) of the Agreement, upon the vesting of a dollar amount pursuant to the Agreement (including this Exhibit A), you will be entitled to receive, in the manner set forth in Section 4(a) of the Agreement, a number of Units equal to the whole number of shares of Common Stock of the Company that could be purchased by such dollar amount at the last sale price of the shares of Common Stock as reported on The NASDAQ Global Select Market (or such other stock market on which such shares are then being traded) on the day the Units are awarded.

Vesting of Rights to Receive Units Based on Adjusted Operating Income of the Company in Fiscal year 2011

1.	Except as otherwise provided in Section 9 of the Agreement and subject to the requirement of your continuous employment with the Company or its Affiliates set forth in Section 3 of the Agreement, the Award shall vest with regard to the right to receive Units on the Scheduled Vest Date as follows:

a.	If the Fiscal Year 2011 Operating Income Percentage (as defined below) is less than , then you will not vest with respect to any portion of the Target Dollar Amount.

b.	If the Fiscal Year 2011 Operating Income Percentage equals , then you will vest with respect to one-half of the Target Dollar Amount.

c.	If the Fiscal Year 2011 Operating Income Percentage is between and , then you will vest with respect to a portion of the Target Dollar Amount determined by linear interpolation between one-half of the Target Dollar Amount and the Target Dollar Amount. For example, if your Target Dollar Amount is $100 and the Fiscal Year 2011 Operating Income Percentage is , then you will vest in $75.00.

d.	If the Fiscal Year 2011 Operating Income Percentage equals , then you will vest with respect to the Target Dollar Amount.

e.	If the Fiscal Year 2011 Operating Income Percentage is between and , then you will vest with respect to a multiple of the Target Dollar Amount determined by linear interpolation between the Target Dollar Amount and three times the Target Dollar Amount. For example, if your Target Dollar Amount is $100 and the Fiscal Year 2011 Operating Income Percentage is , then you will vest in $200.00.

f.	If the Fiscal Year 2011 Operating Income Percentage equals or more, then you will vest with respect to three times the Target Dollar Amount.

2.	As used herein, the “Fiscal Year 2011 Operating Income Percentage” means the Company’s ratio (expressed as a percentage) of Adjusted Operating Income to Net Sales, in each case for the 12-month period ended September 30, 2011.

3.	As used herein, “Adjusted Operating Income” means Net Sales less all relevant expenses incurred to produce the products or deliver services. Adjusted Operating Income:

•	shall include, without limitation, (a) expenses for direct and indirect material and labor costs, (b) expenses for regional and business unit costs, (c) engineering, sales and marketing expenses, (d) general and administrative expenses and (e) corporate overhead expenses; and

•	shall exclude (a) material (i.e., in excess of $500,000) gains and losses on the disposition of assets during the measurement period (including, without limitation, the sale of real property, intellectual property, business units, product lines or minority investments), (b) the current year impact of any restructuring and impairment charges (including, without limitation, expenses or write downs related to product, project or program discontinuances, facility closures, reductions in workforce and impairments of fixed and intangible assets and goodwill), (c) the amortization of purchased intangibles, (d) discontinued operations and (e) any other one-time items, either income or expense related, that are not reflective of the Company’s ongoing business, including, without limitation, any further adjustments the Company includes in its public earnings release consistent with practices existing at the time that the results for fiscal year 2011 are announced.

4.	As used herein, “Net Sales” means the amount the Company can recognize in accordance with United States generally accepted accounting principles, consistently applied, for goods shipped or services provided to third-party customers, net of returns received and discounts.

Committee Determination Required as Condition to Vesting

The Committee shall determine the Fiscal Year 2011 Operating Income Percentage based upon review of the Company’s financial statements for such fiscal year. The Committee shall have the right, in its sole discretion, to make other adjustments to take into account extraordinary events or material unforeseen changes in circumstances as the Committee, acting in good faith, deems reasonable and appropriate. Except as otherwise provided in the Agreement, no vesting shall occur, and this Agreement shall terminate, in the event the Committee determines that the Fiscal Year 2011 Operating Income Percentage is less than       . The Committee’s determinations above shall be final and binding on you and the Company.

EXHIBIT B

Form of Superior Performance Long-Term Incentive Plan
One-Year Time Based Restricted Stock Unit Award Agreement